Exhibit 10.5

EXECUTION VERSION

LICENSE AGREEMENT

License Agreement (this “Agreement”), dated as of August 9, 2016 (the “Effective Date”), by and among First Hawaiian, Inc., a Delaware corporation (“FHI”), First Hawaiian Bank, a Hawaii state-chartered bank (“FHB”), BancWest Holding Inc., a Delaware corporation (“BWHI”), BancWest Corporation (formerly known as BWC Holding Inc.), a Delaware corporation (“BWCorp”) and Bank of the West, a California state-chartered bank (“BoW”, and together with FHI, FHB, BWHI and BWCorp, the “Parties,” and each a “Party”).

RECITALS

WHEREAS, on April 1, 2016, BNP Paribas, a corporation organized and domiciled in France (“BNPP”), effected a series of reorganization transactions (the “Reorganization”) in contemplation of the proposed initial public offering of a portion of the shares of common stock, par value $0.01 per share, of FHI (formerly known as BancWest Corporation (“BWC”)), a wholly-owned subsidiary of BNPP, pursuant to a Master Reorganization Agreement by and among FHI, BWHI, BWCorp and BNPP, dated as of April 1, 2016;

WHEREAS, prior to the Reorganization, FHB and BoW were bank subsidiaries of BWC and, as part of the Reorganization, were separated under independent bank holding companies with FHB remaining a direct subsidiary of FHI and BoW becoming a direct subsidiary of BWHI, a newly formed corporation which, as a result of the Reorganization, became a direct subsidiary of BNPP;

WHEREAS, the Parties have collectively developed, and will continue to develop up to and including the Non-CCAR Date, modeling data sets, models, data governance standards, processes, coding (including, without limitation, extract, transform and load code) and related documentation for use in complying with stress testing and capital planning regulations, including Comprehensive Capital Analysis and Review (CCAR) and Dodd-Frank Act stress testing (DFAST) (collectively, the “Models”);

WHEREAS, the Parties have collectively developed, and will continue to develop up to and including the Non-CCAR Date, processes and coding for use in connection with the implementation of, and compliance with, the reporting requirements of BNP Paribas USA, Inc. (“BNPP USA”), the BNPP Subsidiary that is BNPP’s U.S. intermediate holding company for purposes of Regulation YY of the Board of Governors of the Federal Reserve System (the “IHC Reporting Process”), and the reporting requirements of BWCorp (the “BWCorp Reporting Process”, and together with the IHC Reporting Process, the “Reporting Processes”);

WHEREAS, a Party may provide any other Party with access to Technology that is developed, and will continue to be developed until the termination of the Transitional Services Agreement, in connection with (but only in connection with) the provision of Services covered by the Transitional Services Agreement relating to either (1) the core banking or payment processing Services of the type provided by Fidelity Information Services, LLC or similar Third-Party Providers or (2) the wire transfer platform (“Services Technology”); and

WHEREAS, each Party desires to have an independent right to use the Models, the Reporting Processes and Services Technology on a perpetual basis, and accordingly, each Party desires to grant each other Party a non-exclusive license to its rights, title and interest in the Models, the Reporting Processes and Services Technology to facilitate such use.

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Section 1.              Definitions.

“Applicable Law” means any law (including common law), statute, regulation, rule, executive order, ordinance, judgment, ruling, published regulatory policy or guideline, injunction, consent, order, exemption, license, approval or permit enacted, issued, promulgated, adjudged, entered or enforced by a Governmental Authority.

“BNPP” has the meaning set forth in the recitals.

“BNPP USA” has the meaning set forth in the recitals.

“BoW” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in Honolulu, Hawaii, New York, New York, Paris, France or San Francisco, California are authorized or required by Applicable Law to close.

“BWC” has the meaning set forth in the recitals.

“BWCorp” has the meaning set forth in the preamble.

“BWCorp Reporting Process” has the meaning set forth in the recitals.

“BWHI” has the meaning set forth in the preamble.

“Confidential Information” means any and all information of, related to, or concerning the Party or any of its Subsidiaries disclosing such information to another Party or any other Party’s respective Subsidiaries, whether disclosed on, prior to or following the Effective Date, and whether disclosed in oral, written, electronic or optical form, including (i) any information relating to the business, financial or other affairs (including future plans, financial targets, trade secrets and know-how) of the disclosing Party or such Party’s Subsidiaries, (ii) the Intellectual Property of the disclosing Party or such Party’s Subsidiaries or (iii) any information of the disclosing Party or such Party’s Subsidiaries provided in a manner which reasonably indicates the confidential or proprietary nature of such information.

“Effective Date” has the meaning set forth in the preamble.

“FHB” has the meaning set forth in the preamble.

“FHI” has the meaning set forth in the preamble.

“Governmental Authority” means any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental, quasi-governmental entity or self-regulatory organization with competent jurisdiction.

“IHC Reporting Process” has the meaning set forth in the recitals.

“Intellectual Property” means, in any and all jurisdictions throughout the world, any (i) patent rights, including all patents, pending patent applications (including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon), and foreign counterparts of any of the foregoing; (ii) copyrights, mask works, and all registrations thereof and applications therefor; (iii) trademarks; (iv) domain names and uniform resource locators associated with the internet, including registrations thereof; and (v) rights with respect to information and materials not generally known to the public and from which independent economic value is derived from such information and materials not being generally known to the public, including trade secrets and other confidential and proprietary information, including rights to limit the use or disclosure thereof by any Person.

“License” means the license granted in Section 2(a) hereof.

“Models” has the meaning set forth in the recitals.

“Non-CCAR Date” means the date on which FHI and FHB cease to be subject to the capital planning requirements and supervisory stress-testing requirements pursuant to the Comprehensive Capital Analysis and Review (CCAR) applicable to BNPP, BNPP USA, BWCorp or any other affiliate of BNPP.

“Person” means any individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Reorganization” has the meaning set forth in the recitals.

“Reporting Processes” has the meaning set forth in the recitals.

“Services” has the meaning set forth in the Transitional Services Agreement.

“Services Technology” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, any other Person controlled by such Person.  For purposes of this Agreement, none of FHI and its Subsidiaries shall be considered Subsidiaries of BNPP or any of BNPP’s Subsidiaries.

“Technology” has the meaning set forth in the Transitional Services Agreement.

“Third-Party Provider” has the meaning set forth in the Transitional Services Agreement.

“Transitional Services Agreement” means the Transitional Services Agreement, dated the Effective Date, between BNPP, BWHI, BoW, FHI and FHB.

Section 2.              License.

(a)           License Grant.  Each Party hereby grants to each other Party and its Subsidiaries a non-exclusive, worldwide, non-transferable, fully paid-up, royalty free, perpetual, irrevocable, non-terminable license under (i) all of its rights, title and interest in and to the Models, the Reporting Processes and Services Technology, and (ii) any Intellectual Property, data, models, materials and information of any other Person included or incorporated in or with any Model solely to the extent such Party has the unrestricted right to grant such license to the other Parties without any obligation, including the payment of money, to such or any other Person, in each case to use, modify, enhance and create derivative works of the Models, the Reporting Processes and Services Technology for its internal business purposes.

(b)           No Sublicensing; No Transfer.  Each Party acknowledges and agrees that the License does not include the right of any Party, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, to grant any sublicenses to third Persons or otherwise transfer any rights to third Persons; provided, however, that any Party may grant sublicenses to third-party commercial service providers in connection with the provision of services utilizing the Models, the Reporting Processes or Services Technology solely for or on behalf of such Party; provided, further, that (i) such Party shall remain liable to each other Party with respect to any breach or violation of the terms and conditions of this Agreement by any such sublicensee and (ii) such sublicensee has a contractual obligation to maintain the confidentiality of any Models, Reporting Processes, Services Technology or portions thereof disclosed to such sublicensee.  This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, which consent shall not unreasonably be withheld, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided that any Party may assign this Agreement to a purchaser of all or substantially all of the property and assets of such Party (whether by sale, merger or otherwise) so long as such purchaser expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning Parties, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning Party to be performed or observed.

(c)           Third Party Rights.  Each Party acknowledges and agrees that (i) rights to Intellectual Property, data, models, materials and information owned by one or more third parties may be required to exercise its rights under the License, (ii) no Party in its capacity as a Licensor has granted or purported to grant any rights to the foregoing except as expressly included in the License, and (iii) any exercise of its rights under the License is undertaken at its sole risk.  The Parties shall cooperate in good faith to identify and share information regarding all such third party rights.

(d)           Disclaimer of Warranties and Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE MODELS, THE  REPORTING PROCESSES AND SERVICES TECHNOLOGY ARE PROVIDED “AS-IS,” WITH ALL FAULTS, AND WITHOUT ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING THE IMPLIED WARRANTIES, DUTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OR COMPLETENESS, RESULTS, WORKMANLIKE EFFORT AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS, AND NO PARTY ASSUMES ANY OBLIGATION TO PROVIDE ANY SUPPORT, DOCUMENTATION, MAINTENANCE, UPDATES OR UPGRADES WITH RESPECT TO THE MODELS, THE REPORTING PROCESSES AND SERVICES TECHNOLOGY.  IN NO EVENT SHALL ANY PARTY IN ITS CAPACITY AS A LICENSOR HAVE ANY OBLIGATION OR LIABILITY, REGARDLESS OF THE FORM OF ACTION, OR OTHERWISE ARISING OUT OF OR RELATED TO THE LICENSE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), BREACH OF WARRANTY OR OTHERWISE FOR COVER OR FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS WHICH IN ANY WAY ARISE OUT OF, RELATE TO OR ARE A CONSEQUENCE OF THE LICENSE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(e)           Acknowledgement; No Challenges.  Each Party acknowledges that modifications, enhancements and derivative works of the Models, the Reporting Processes and Services Technology created by any other Party shall be owned by such other Party without any disclosure or accounting obligations.  No Party shall, and each Party shall cause its Subsidiaries not to, directly or indirectly, challenge or assist, fund, support, consent to or otherwise facilitate any challenge to any other Party’s rights to the Models, the Reporting Processes and Services Technology pursuant to the License.

Section 3.              Confidentiality.  Each Party acknowledges and agrees that (a) the Models, the Reporting Processes and Services Technology constitute the Confidential Information of each of the Parties, (b) the Models, the Reporting Processes and Services Technology may only be used pursuant to the terms of the License, (c) it may only provide access to the Models, the Reporting Processes and Services Technology to those of its employees, contractors and agents who require access to the same in connection with the exercise of such Party’s rights under the License (including, for the avoidance of doubt, any employees, contractors and agents of such Party who perform services to or for such Party with respect to the Models, the Reporting Processes or Services Technology, as applicable), and (d) it shall use commercially reasonable efforts to protect all Confidential Information received in connection with this Agreement, including, without limitation, the Models, the Reporting Processes and Services Technology against unauthorized disclosure to third Persons.  Despite the foregoing, Confidential Information received in connection with this Agreement may be disclosed by any Party to the extent that such Confidential Information: (w) is required to be disclosed by Applicable Law or for the purpose of any judicial or administrative proceedings (provided that, to the extent practicable and permitted by Applicable Law, prior to such disclosure or use, the Party disclosing the Confidential Information shall (i) promptly notify the other Parties of such requirement and provide such Parties with a list of the Confidential Information to be disclosed (unless the provision of such notice is not permissible under Applicable Law) and (ii) reasonably cooperate in obtaining a protective order covering, or confidential treatment for, such Confidential Information); (x) is required to be disclosed to any Governmental Authority having jurisdiction over the Party disclosing the Confidential Information in connection with supervisory discussions with, and examinations by, such Governmental Authority; (y) becomes generally available to the public (other than as a result of an unauthorized disclosure, whether direct or indirect, by any of the Parties); provided that there is written evidence of the public availability of such Confidential Information; or (z) was permitted to be disclosed or used with the other Parties’ prior written approval.

Section 4.              Entire Agreement; Amendment.

(a)           This Agreement, together with the Transitional Services Agreement, contains the entire agreement among the Parties with respect to the subject matter hereof (and supersedes any prior agreements, arrangements or understandings, oral or written, between the Parties with respect to such subject matter) and there are no agreements, representations or warranties with respect to such subject matter which are not set forth in this Agreement.  No provision of this Agreement may be amended, supplemented or modified except by a written instrument making specific reference to this Agreement and signed by all Parties.

(b)           To the extent (1) a Party identifies a Technology that is not included in the License, (2) use of such Technology has been shared with such identifying Party by another Party prior to the Non-CCAR Date, and (3) such identifying Party desires to have an independent right to use such Technology on a perpetual basis, the Parties agree to cooperate in good faith to amend this Agreement or enter into a separate agreement to provide such Party with a license to facilitate such use.

Section 5.              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York and without regard to its choice of law principles.

Section 6.              Severability.  In the event any one or more of the provisions contained in this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, or the application of such provisions to Persons or circumstances or in jurisdictions other than those as to which have been held invalid, illegal, void or unenforceable, shall remain in full force and effect and shall not in any way be affected, impaired or invalidated thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of invalid, illegal, void or unenforceable provisions.

Section 7.              Interpretation.  References to any Governmental Authority include any successor to such Governmental Authority.  Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this

Agreement as a whole and not to any particular provision of this Agreement.  Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”  The headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 8.              Waivers.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, shall be effective only to the extent specifically set forth in writing by the Party to be bound thereby.  Notwithstanding any provision set forth in this Agreement, no Party shall be required to take any action or refrain from taking any action that would cause it to violate any Applicable Law, statute, legal restriction, regulation, rule or order of any Governmental Authority.

Section 9.              Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile or by e-mail delivery of a “.pdf” format data file, all of which shall constitute one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the day, month and year first above written.

First Hawaiian, Inc.

By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer

First Hawaiian Bank

By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer

BancWest Holding Inc.

By:	/s/ Thibault Fulconis
	Name:	Thibault Fulconis
	Title:	Vice Chairman

BancWest Corporation

By:	/s/ Thibault Fulconis
	Name:	Thibault Fulconis
	Title:	Vice Chairman

Bank of the West

By:	/s/ Thibault Fulconis
	Name:	Thibault Fulconis
	Title:	Vice Chairman

[Signature Page to License Agreement]